UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2014

COMMONWEALTH REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two North Riverside Plaza, Suite 600, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 646-2800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 13, 2014, Equity Commonwealth Management LLC (the “Management Subsidiary”), a wholly owned subsidiary of CommonWealth REIT (the “Company”), entered into a Master Sub-Management Agreement (the “Sub-Management Agreement”) with CBRE, Inc. (“CBRE”).

Under the terms of the Sub-Management Agreement, CBRE will act as sub-manager for each of the Company’s current properties and any additional properties that the Company may acquire in the future, subject to execution by the parties of a separate property agreement with respect to each such newly acquired property.  CBRE will provide, through its employees, customary property management services.  In addition, CBRE will perform any project management services agreed to from time to time by the parties, which may include coordinating and overseeing the completion of tenant improvements and other capital projects at the properties.

In exchange for its property management services under the Sub-Management Agreement, the Management Subsidiary will pay CBRE a property-by-property management services fee that will be agreed to on a property-by-property basis and reflected in separate Property Agreements executed with respect to each of the Company’s properties.  It is anticipated that each Property Agreement also will contain parameters for any fees to be paid with respect to project management services that may be performed by CBRE with respect to such property.  In addition, the Management Subsidiary will pay CBRE a $600,000 transition services fee for the transition services provided by CBRE. CBRE will also be reimbursed for certain expenses incurred in the performance of its duties, including personnel costs and equipment costs.

The Company and CBRE are currently targeting that CBRE will begin providing management services for all properties on October 1, 2014 (the “Initial Commencement Date”). Under the terms of the Sub-Management Agreement, the Management Subsidiary may elect to delay the Initial Commencement Date.  In addition, notwithstanding this commencement date, CBRE will begin providing certain transition services on June 13, 2014 to enable CBRE to begin its property management services on the Initial Commencement Date.  The Sub-Management Agreement has an initial term of two years from the Initial Commencement Date (the “Initial Term”), subject to automatic one-year renewal terms (with certain exceptions) unless either party gives 90 days’ advance written notice of non-renewal.  In addition to termination following certain events, the Management Subsidiary may terminate the Sub-Management Agreement, in whole or as to one or more properties, without cause at any time upon 60 days’ advance written notice, subject to the payment of applicable termination fees, and, after the expiration of the Initial Term, CBRE may terminate the Sub-Management Agreement, in whole or as to one or more properties, without cause at any time upon three months’ advance written notice.

The Sub-Management Agreement includes customary cross-indemnity provisions.  In addition, CBRE may not assign or delegate its obligations under the Sub-Management Agreement to a non-affiliate.

The foregoing description of the Sub-Management Agreement is not complete and is subject to and qualified in its entirety by reference to the Sub-Management Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated in this Item 1.01 by reference.

Item 9.01.     Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  The following exhibits are filed as part of this report:

Exhibit Number	Description
1.1	Master Sub-Management Agreement, dated as of June 13, 2014, between Equity Commonwealth Management LLC, a wholly owned subsidiary of CommonWealth REIT, and CBRE, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH REIT
By:	/s/ Orrin Shifrin
Name:	Orrin Shifrin
Title:	General Counsel and Secretary

Date: June 16, 2014